EXHIBIT 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 29, 2022 by and among Starco Brands, Inc., a Nevada corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (together with any transferees who become parties hereto pursuant to Section 4.1 below, the “Stockholders” and each, a “Stockholder”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Starco Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“First Merger Sub”), Skylar Body, LLC, a Delaware limited liability company (“Second Merger Sub”), Skylar Body, Inc., a Delaware corporation (“Skylar”), and Shareholder Representative Services LLC, solely in its capacity as the representative of the Company Holders, pursuant to which (and subject to the terms and conditions set forth therein) (1) First Merger Sub will merge with and into Skylar (the “First Merger”), the separate corporate existence of First Merger Sub will cease and Skylar will be the surviving corporation of the First Merger and a wholly owned subsidiary of Acquiror (Skylar, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of Acquiror;

WHEREAS, the Stockholders own or will own a number of shares of common stock of the Company in connection with the transactions contemplated by the Merger Agreement and the consummation of the Merger; and

WHEREAS, as a condition and inducement to the willingness of the Company and Merger Sub to enter into the Merger Agreement and consummate the Merger, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Voting Agreement.

1.1    Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company issued or to be issued to the Stockholders in connection with the transactions contemplated by the Merger Agreement and the consummation of the Merger, including, without limitation, all shares of common stock and preferred stock of the Company, by whatever name called, now owned or subsequently acquired by a Stockholder, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2    Voting. Each Stockholder agrees to vote or consent, or cause all Shares owned by such Stockholder or over which such Stockholder has voting control, from time to time and at all times, to be voted or consent given in the same manner as Ross Sklar votes or gives his consent with respect to his shares of capital stock of the Company with respect to any and all matters on which stockholders of the Company vote, consent or approve, which do not disproportionately or adversely affect the Stockholders in a manner different from the effect on other holders of common stock of the Company in their capacity as holders of common stock of the Company, including without limitation, amendments to the Company’s organizational documents (i.e., articles of incorporation and bylaws), acquisitions, dispositions, mergers, consolidations, reorganizations, restructurings and the election of directors of the Company, so long as Ross Sklar acts in good faith with respect to such matters. In addition, each Stockholder agrees to appear or not appear at each meeting or otherwise cause all of such Stockholder’s Shares to be counted or not counted as present thereat for purposes of calculating a quorum and responding to any other request by the Company for written consent, if any, in the same manner as Ross Sklar. Each Stockholder agrees to execute any written consents or other documents requested by Ross Sklar which are required or appropriate to perform the obligations set forth in this Section 1.2.

2.    Proxy; Power of Attorney; Remedies.

2.1    Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as the proxy of such Stockholder and hereby grants a power of attorney to Ross Sklar, with full power of substitution, with respect to the matters set forth in Section 1.2, and hereby authorizes Ross Sklar to represent and vote, and execute and deliver any written consent, on behalf of such Stockholder, if and only if such Stockholder (i) fails to vote or provide consent with respect to all of such Stockholder’s Shares in accordance with Section 1.2 by the date specified by Ross Sklar or (ii) attempts to vote (whether by proxy, in person or by written consent) any of such Stockholder’s Shares in a manner which is inconsistent with Section 1.2. Each of the proxy and power of attorney granted pursuant to this Section 2.1 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by the Merger Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 3 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.2    Specific Enforcement. Each party acknowledges and agrees that each party hereto may be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to seek an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.3    Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.    Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate automatically upon the date that the common stock of the Company is uplisted to the Nasdaq Stock Market or the New York Stock Exchange from the OTC Markets Group Inc., (b) with the written consent of each of the parties hereto, (c) automatically in the event that both of the following conditions are met: (i) Ross Sklar is no longer Chief Executive Officer of the Company and (ii) Ross Sklar is no longer a member of the Board of Directors of the Company, or (d) automatically in the event that the Company makes an assignment for the benefit of its creditors, commences any bankruptcy proceedings or other proceedings the nature of bankruptcy proceedings, or has commenced against it any bankruptcy proceedings or other proceedings the nature of bankruptcy proceedings that are not dismissed within sixty (60) days of such commencement.

4.    Miscellaneous.

4.1    Transfers. Each transferee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1. Each certificate, instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 4.11.

4.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3    Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)    This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

(b)    Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any action or proceeding based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such actions or proceedings shall be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any action or proceeding based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in such courts, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address in Section 4.6 shall be effective service of process for any action or proceeding brought in any such court or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

(c)     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

4.4    Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g. www.docusign.com), to this Agreement by facsimile or by e-mail in “portable document format” shall be effective as delivery of a mutually executed counterpart to this Agreement.

4.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6    Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx (or other nationally recognized overnight delivery service) or (iv) when e-mailed, addressed as follows:

if to the Company, to:

Starco Brands, Inc.
250 26th Street, Suite 200
Santa Monica, CA 90402
Attention: Ross Sklar
Email: Ross@thestarcogroup.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2029 Century Park East, Suite 2400
Los Angeles, CA 90067-3010
Attention: Will Chuchawat
Email: WChuchawat@proskauer.com

if to a Stockholder, to the address set forth on the signature page of such Stockholder.

4.7     Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Company and the Stockholders holding a majority of the Shares then held by the Stockholders.

4.8     Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

4.9     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.10    Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.11    Restrictive Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 4.11, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 4.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.12    Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

4.13    Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement

4.14    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

4.15    Spousal Consent. If any individual Stockholder is married on the date of this Agreement, then such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder marries or remarries subsequent to the date of this Agreement, then such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:	STARCO BRANDS, INC.

	By:	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDER:	Amplify LA Opportunity Fund LP

	By:	/s/ Paul Bricault
Paul Bricault
Managing Director

STOCKHOLDER:	Amplify LA Capital III, LP

	By:	/s/ Paul Bricault
Paul Bricault
Managing Director

STOCKHOLDER:	Catherine Chen

	By:	/s/ Catherine Chen
Catherine Chen

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDER:	FirstMark Capital IV, L.P.

	By:	/s/ Eric Cheung
Eric Cheung
General Counsel

STOCKHOLDER:	GingerBread Capital LLC

	By:	/s/ Susan Doell
Susan Doell
Secretary/Treasurer

STOCKHOLDER:	Upfront VI Partners, L.P.

	By:	Upfront GP VI, LLC, its general partner
	By:	Upfront Ventures Management, LLC, its managing member

	By:	/s/ Stuart Lander
Stuart Lander
Chief Operating Partner

STOCKHOLDER:	Upfront VI, L.P.

	By:	Upfront GP VI, LLC, its general partner
	By:	Upfront Ventures Management, LLC, its managing member

	By:	/s/ Stuart Lander
Stuart Lander
Chief Operating Partner

SCHEDULE A

STOCKHOLDERS

1.	Amplify.LA Capital III, LP
2.	Amplify.la Opportunity Fund L.P.
3.	Catherine Chen
4.	FirstMark Capital IV, L.P.
5.	GingerBread Capital LLC
6.	Upfront VI Partners, L.P.
7.	Upfront VI, L.P.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (this “Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of December __, 2022 (the “Agreement”), by and among Starco Brands, Inc., a Nevada corporation (the “Company”), and the stockholders of the Company listed on Schedule A thereto. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1         Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as a transferee of Shares from a Stockholder that is bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

1.2         Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3         Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or e-mail address listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	STARCO BRANDS, INC.
Name:
Title:
Address:	By:
Name:
E-mail:	Title:

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of __________________, acknowledge that I have read the Voting Agreement, dated as of __________, 2022, to which this Consent is attached as Exhibit B (as amended, restated and in effect from time to time, the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:

                                                                                                                        Name: